As filed with the Securities and Exchange Commission on August 10, 2004
                                                           Registration No. 333-
--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ---------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       ---------------------------------

                                       AXA
             (Exact name of registrant as specified in its charter)

THE REPUBLIC OF FRANCE                                            N/A
(State or other jurisdiction of                               (IRS Employer
incorporation or organization)                            Identification Number)

                       ---------------------------------

                     25 AVENUE MATIGNON--75008 PARIS--FRANCE
                             (011 33 1) 40 75 57 00
               (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                       ---------------------------------

                THE AXA FINANCIAL, INC. 1997 STOCK INCENTIVE PLAN
         THE EQUITABLE COMPANIES INCORPORATED 1991 STOCK INCENTIVE PLAN
                            (Full Title of the Plans)

                       ---------------------------------

                             RICHARD V. SILVER, ESQ.
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                               AXA FINANCIAL, INC.
                           1290 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10104
                                 (212) 314-3916

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                       ---------------------------------

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
 TITLE OF EACH CLASS                                                     MAXIMUM
 OF SECURITIES TO BE        AMOUNT TO BE           OFFERING         AGGREGATE OFFERING        AMOUNT OF
      REGISTERED           REGISTERED (2)     PRICE PER SHARE (3)       PRICE (3)         REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------
 Ordinary Shares (1)         25,000,000             $19.66             $491,500,000          $62,273.05
-------------------------------------------------------------------------------------------------------------

(1) These shares may be represented by the Registrant's American Depositary Shares, each of which represents one Ordinary Share. American Depositary Shares issuable upon deposit of the securities registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-13376).

(2) AXA's Registration Statement on Form S-8 (No. 333-12944) filed with the Securities and Exchange Commission ("SEC") on December 1, 2000 registered 20,000,000 Ordinary Shares (after a 4 for 1 stock split) under The AXA Financial, Inc. 1997 Stock Incentive Plan and The Equitable Companies Incorporated 1991 Stock Incentive Plan (the "Plans"). An additional 55,591,387 Ordinary Shares were registered pursuant to AXA's Registration Statement on Form S-8 (No. 333-91900) filed with the SEC on July 3, 2002 under the Plans. With this Registration Statement, an aggregate of 100,591,387 Ordinary Shares are registered for issuance pursuant to the Plans.

(3) Estimated solely for the purposes of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low prices of AXA's Ordinary Shares reported on the Euronext Paris on August 9, 2004 of 16.04 Euro per Ordinary Share translated into U.S. dollars at the noon buying rate in the New York for cable transfers in Euro as certified for customs purposes by the Federal Reserve Bank of New York on that date of $1.2261 per 1.00 Euro.


     The contents of AXA's Registration Statement on Form S-8 (No. 333-12944) filed with the Securities and Exchange Commission on December 1, 2000 and AXA's Registration Statement on Form S-8 (No. 333-91900) filed with the Securities and Exchange Commission on July 3, 2002 are incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paris, France, on August 9, 2004.


                                             AXA

                                             By: /s/Denis Duverne
                                                -----------------------
                                                Denis Duverne
                                                Chief Financial Officer and
                                                Member of the Management Board

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Denis Duverne and George Stansfield, as attorney-in-fact and agent, with full power of substitution and resubstitution, to sign on his or her behalf, individually and in any and all capacities, including the capacities stated below, any and all amendments (including post-effective amendments) to this registration statement, supplements to this registration statement and any registration statements filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933 relating thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                 Name                                      Title                              Date
                 ----                                      -----                              ----
/s/Henri de Castries                     Chairman of the Management Board                August 9, 2004
-----------------------------            (Principal Executive Officer)
Henri de Castries

/s/Denis Duverne                         Member of the Management Board                  August 9, 2004
-----------------------------            (Chief Financial Officer)
Denis Duverne

/s/Beatrice Derouvroy                    Group Financial Controller (Principal           August 9, 2004
-----------------------------            Accounting Officer)
Beatrice Derouvroy

/s/Francois Pierson                      Member of the Management Board                  August 9, 2004
-----------------------------
Francois Pierson

/s/Claude Brunet                         Member of the Management Board                  August 9, 2004
-----------------------------
Claude Brunet

/s/Christopher M. Condron                Vice Chairman of the Management                 August 9, 2004
-----------------------------            Board (Authorized Representative in
Christopher M. Condron                   the United States)


                                  EXHIBIT INDEX

Exhibit
Number            Description of Exhibit
-------           ----------------------

23.1              Consent of PricewaterhouseCoopers Audit.
24                Powers of Attorney (included on the signature pages hereto).

                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in AXA's Registration Statement on Form S-8 to be filed August 10, 2004 of our report dated February 26, 2004 relating to the consolidated financial statements and financial statement schedule, which appears on Page F-1 of AXA's Annual Report on Form 20-F for the year ended December 31, 2003.

                                          PricewaterhouseCoopers Audit

                                          By: /s/ Catherine Pariset
                                              ---------------------------
                                              Catherine Pariset
                                              Paris, France
                                              August 9, 2004